                                                                   Exhibit 10.30

                     KAISER ALUMINUM & CHEMICAL CORPORATION
                                 SEVERANCE PLAN
                          (EFFECTIVE SEPTEMBER 3, 2002)

            I.       Purpose

         The purpose of the Plan is to provide severance protection to certain key salaried employees who are expected to make substantial contributions to the success of the ongoing business and/or the restructuring effort and thereby provides for stability and continuity of operations. The Plan has been approved by the Bankruptcy Court and the Boards of Directors of the Company and the
Corporation and will remain in effect until the date that is one year after the
Emergence Date. The Plan shall supercede and replace the Prior Plan in its entirety.

            II.      Definitions

         "Bankruptcy Committees" means the committees consisting of a statutory committee of unsecured creditors and a statutory committee of asbestos claimants, each appointed by the United States trustee for the District of
Delaware on February 25, 2002, pursuant to section 1102 of the Bankruptcy Code,
11 U.S.C. ss.ss. 101-1330.

         "Bankruptcy Court" means the United States Bankruptcy Court for the
District of Delaware presiding over the Company's proceeding commenced on
February 12, 2002 under Chapter 11 of the Bankruptcy Code (11 U.S.C. ss. 1101, et seq.).

         "Base Salary" means a Participant's annual base salary at a rate not less than his or her annual fixed or base compensation as in effect immediately prior to a termination of employment or, if higher, the Participant's annual fixed or base compensation in effect within the six month period preceding the date on which a Good Reason event occurred, without reductions for contributions to any qualified or non-qualified employee benefit plan or fringe benefit plan to the extent authorized by the documents governing such plans.

         "Board" means the Board of Directors of the Company and/or the
Corporation.

         "Cause" shall have the meaning set forth in a Severance Agreement.

         "Committee" means the Compensation Committee of the Board of the
Company. The Committee may delegate any of its powers, duties and responsibilities and any of its discretionary authorities under the Plan to any
Officer.

         "Company" means Kaiser Aluminum & Chemical Corporation.

         "Corporation" means Kaiser Aluminum Corporation.

         "Emergence Date" means the date that the Company emerges from bankruptcy.

         "Good Reason" means, without the Participant's consent, the occurrence of any of the following events which is not cured by the Company within ten (10)
business days following the Participant's written notice to the Company of the event constituting Good Reason; provided, however, that any such written notice received by the Company following the thirty (30) day period after the date on which the Participant first had knowledge of the occurrence of such event giving rise to Good Reason (or, in the case of multiple events, the latest to occur of such events) shall not be effective and the Participant shall be deemed to have waived his/her right to terminate employment for Good Reason with respect to such event:

                  (1)      Demotion, reduction in title, reduction in position
                           or responsibilities, or change in reporting
                           responsibilities or reporting level that is
                           materially and adversely inconsistent with the
                           Participant's position immediately prior to the
                           Effective Date or the assignment of duties and/or
                           responsibilities materially and adversely
                           inconsistent with such position; provided, however,
                           that the Company no longer being a publicly traded
                           entity or having filed bankruptcy shall not by itself
                           be Good Reason; or

                  (2)      Reduction of greater than 10% in the Participant's
                           Base Salary from the level existing prior to the
                           Effective Date or reduction of greater than 10% in
                           the Executive's target incentive compensation
                           opportunity as provided for in the KERP approved by
                           the Bankruptcy Court on September 3, 2002 or a
                           reduction in the Participant's eligibility for
                           participation in the Company's benefit plans that is
                           not commensurate with a similar reduction among
                           similarly situated employees.

         "Officer" means an officer of the Company.

         "Participant" means any key employee of the Company designated by the
Committee or the CEO to participate in the Plan.

         "Plan" means the Kaiser Aluminum & Chemical Corporation Severance Plan.

         "Prior Plan" means any prior severance plan, agreement, or severance benefit program of the Company or the Corporation in which the Participant participated or to which he or she was a party or any other similar agreement or employment agreement existing on or prior to the Effective Date; provided, however, that the term "Prior Plan" shall not include a Change in Control
Severance Agreement, if any, entered into between the Company and any
Participant (a "CIC Agreement").

         "Release Agreement" means an agreement pursuant to which the
Participant releases all current or future claims, known or unknown, arising on or before the date of the release against the Company, its subsidiaries and its
Officers, substantially in a form approved by the Company.

         "Severance Agreement" means an agreement entered into between the
Company and a Participant providing for participation in the Plan.

         "Severance Payment" means the payment made or benefits provided to a
Participant in accordance with the terms of a Severance Agreement. Severance
Payments made under the Plan shall be limited to those payments reflected in the applicable Severance Agreement.

            III.     Eligibility

         Participants in the Plan will be selected from those key employees of the Company whose efforts are expected to contribute materially to the efforts and success of the Company. No employee will be a Participant until he or she has executed a Severance Agreement. No employee will at any time have the right to be selected as a Participant. Notwithstanding any other provision of this
Agreement, no Severance Payments will be made and no benefits will be provided to a Participant under this Plan if the Participant receives any payments or benefits under a CIC Agreement. Any Severance Payments made to a Participant under this Plan shall be first used to satisfy any obligations the Company or the Corporation may have to such Participant under the Worker Adjustment and
Retraining Act of 1988 or similar statutes or regulation of any jurisdiction relating to any plant closing or mass lay-off or as otherwise required by law.

            IV.      Administration

         The Plan will be administered by the Committee. Except as otherwise expressly provided herein, full power and authority to construe, interpret, and administer the Plan will be vested in the Committee, including the power to amend or terminate the Plan with the Bankruptcy Court's approval as further described in Section XIV.

            V.       Severance Payments

         The Company and each Participant will execute a Severance Agreement that sets forth the terms and timing of the Severance Payment. Subject to the terms of the Severance Agreement, the Severance Payment will be made to a
Participant who has executed a Release Agreement and whose employment with the
Company is terminated by the Company without Cause or by the Participant for
Good Reason. Severance Payments will not be considered compensation for purposes of the Company's pension and welfare benefit plans, programs and arrangements.

            VI.      Payment of Severance Payments

         Severance Payments will become payable as provided in the Severance
Agreement.

            VII.     Non-Alienation of Benefits

         A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

            VIII.    No Claim or Right to Plan Participation

         No employee or other person will have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan will be construed as giving any employee any right to be retained in the employ of the Company.

            IX.      Taxes

         The Company will deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

            X.       Payments to Persons Other Than the Participant

         If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Company therefor.

            XI.      No Liability of Board or Committee Members or Officers

         No member of the Board or the Committee or any Officer will be personally liable by reason of any contract or other instrument related to the
Plan executed by such Officer or by such member or on his or her behalf in his or her capacity as a member of the Board or the Committee, nor for any mistake of judgment made in good faith, and the Company will indemnify and hold harmless each employee, Officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

            XII.     Termination or Amendment of the Plan

         On or prior to the Emergence Date, the Plan may only be amended, suspended or terminated upon approval of the Bankruptcy Court and after such date, by the Board. Without limiting the preceding sentence, the Plan may not be amended in any way to reduce the benefits that become payable hereunder to a
Participant or otherwise to impair his or her ability to receive any amount due hereunder, without the prior written consent of the Participant. Unless terminated by the Board after the Emergence Date, in which case the Plan and all
Severance Agreements entered into thereunder shall cease to have any effect and the Company shall have no liability to any Participant under the Plan or any such Severance Agreements following the date of termination, the Plan will automatically terminate on the earlier of (a) the date on which all benefits payable hereunder have been paid or (b) the first anniversary of the Emergence
Date.

            XIII.    Governing Law

         The terms of the Plan and all rights thereunder will be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

            XIV.     Effective Date

         The effective date of the Plan is September 3, 2002.

                                      Kaiser Aluminum & Chemical Corporation

                                      By:   /s/ James E. McAuliffe, Jr.
                                      Name:    James E. McAuliffe, Jr.
                                      Title:  Vice President, Human Resources